Exhibit 99.1

FOR IMMEDIATE RELEASE

International Money Express, Inc. Reports Double-Digit Growth in Financial Results for the Third Quarter 2021

Achieves Record Highs in Revenues, Market Share, and Remittances

Raises Full-Year 2021 Guidance

Third Quarter 2021 - Highlights
•	Revenues of $120.7 million, an increase of 26.3% compared with the prior-year period
•	Net Income of $11.5 million, an increase of 21.2% and Diluted EPS of $0.29, up 16.0%, compared with the prior-year period
•	Adjusted Net Income grew 28.3% to $15.7 million, and Adjusted Diluted EPS of $0.40 per share, up 25.0%, compared with the prior-year period
•	Adjusted EBITDA of $22.9 million, an increase of 19.8% compared with the prior-year period
•	10.5 million transactions, up 23.4% compared with the prior-year period
•	A 19.3% increase in active customers compared with the prior-year period

MIAMI, (November 3, 2021) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company, today announced its financial results for the third quarter ended September 30, 2021, and will host a conference call to discuss those results at 9:00 am ET today.

“Strong execution of our customer-first, omnichannel strategy continues to deliver another quarter of double-digit growth in revenues, net income, adjusted net income, and adjusted EBITDA for the third quarter 2021 compared with the prior-year period,” said Intermex Chairman, Chief Executive Officer, and President, Robert Lisy. “Our strong financial performance and cash generation have also allowed us to bolster our investment in digital, core technology, sales staff, and growth products, such as our reloadable cards, like our pre-paid debit and direct deposit payroll cards,” Lisy added.

“The Company once again achieved a new record for market share in the combined countries of Mexico, Guatemala, El Salvador, and Honduras, at 21.8% for the third quarter of 2021. A 23.4% growth in remittances and 36.5% growth in principal amounts sent was fueled by a 19.3% increase in customers,” Lisy added.

Third Quarter Financial Results
Intermex reported Revenues of $120.7 million, an increase of 26.3% over the prior-year period. This increase in Revenues was supported by a 19.3% increase in customers to 2.7 million compared to the prior-year period. The increase in customers also contributed to the 23.4% growth in money transfer transactions to a record 10.5 million, and a 36.5% increase in principal sent from the prior-year period to $4.7 billion in the third quarter of 2021.

The Company reported Net Income of $11.5 million in the third quarter of 2021, an increase of 21.2% over the prior-year period, and Diluted Earnings per Share in the third quarter of 2021 were $0.29, an increase of 16.0%, compared with the prior-year period. These increases were due to the revenue growth noted above, along with lower amortization and interest expenses. These increases were partially offset by higher operating expenses, a pre-tax $1.0 million write-off of certain software development expenditures, and a pre-tax $2.0 million provision taken in connection with the Mexican banking regulator’s closure and liquidation of a bank that was holding some of the Company’s funds.

Adjusted Net Income for the third quarter of 2021 totaled $15.7 million, an increase of 28.3%, and Adjusted Diluted Earnings per Share totaled $0.40, an increase of 25.0%, compared with the prior-year period, driven by the growth in revenues, partially offset by the increase in operating expenses noted above.

Adjusted EBITDA in the third quarter of 2021 increased 19.8% over the prior year comparable period to $22.9 million driven primarily by the revenue growth, partially offset by increased expenditures related to increased IT and salary expense from new product initiatives in the current year quarter, coupled with limited travel and marketing expenses in the third quarter of 2020 due to the effects of the prolonged COVID-19 pandemic.

Net Income Margin decreased 40 basis points to 9.9% compared with the prior-year quarter due to the Net Income items noted above. Adjusted EBITDA Margin decreased 100 basis points to 19.0% compared with the prior-year quarter due to the Adjusted EBITDA items noted above.

Updated Full-year 2021 Guidance
The Company is raising its previously issued full-year 2021 guidance for Revenues and Adjusted EBITDA and narrowing its Net Income and Adjusted Net Income. For 2021, the Company now expects to generate Revenues between $450 million - $455 million, Net Income between $44 million - $45 million, Adjusted Net Income between $52 million - $53 million, and Adjusted EBITDA between $84 million - $85 million.

Capital & Liquidity
The Company remains highly capitalized with a strong liquidity position ending the third quarter with $125.1 million of cash as well as the availability of its entire $150 million credit line that was increased on June 24, 2021. Additionally, on August 17, 2021, the Board of Directors authorized the Company to repurchase up to an aggregate of $40 million of the Company’s outstanding common stock. Under this program, the Company repurchased 70,440 shares of common stock for $1.2 million in the third quarter of 2021.

Non-GAAP Financial Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangibles resulting from push-down accounting, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, and income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements. A quantitative reconciliation of projected Adjusted Net Income and Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and qualifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs related to acquisitions and the registration of the Company’s securities, and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. ET today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views concerning certain events that could affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, and expectations for the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All of these forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies, and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels, inflation, recovery from related adverse economic effects, and increased capital markets volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of the London Interbank Offered Rate (LIBOR) as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in United States tax laws; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions;  changes in  immigration laws and their enforcement; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements set forth under the section entitled “Updated Full-year 2021 Guidance”, and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events, or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money from the United States and Canada to 17 countries in Latin America, including Mexico and Guatemala, eight countries in Africa, and two countries in Asia. We offer the digital movement of money for our sending customers through our network of agent retailers in the United States and Canada, our Company-operated stores, and online through our mobile app, and our website intermexonline.com. We execute and pay these transactions through thousands of retail and bank locations in Latin America, Africa, and Asia. The Company was founded in 1994 and is headquartered in Miami, Florida with international offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)	September 30, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash	$125,132	$74,907
Accounts receivable, net of allowance of $2,156 and $1,503, respectively	97,406	55,017
Prepaid wires, net	14,355	53,281
Prepaid expenses and other current assets	6,369	3,521
Total current assets	243,262	186,726

Property and equipment, net	14,051	13,021
Goodwill	36,260	36,260
Intangible assets, net	16,560	20,430
Other assets	7,973	3,036
Total assets	$318,106	$259,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$3,882	$7,044
Accounts payable	13,696	12,771
Wire transfers and money orders payable, net	59,520	41,746
Accrued and other liabilities	27,108	22,380
Total current liabilities	104,206	83,941

Long-term liabilities:
Debt, net	80,181	80,579
Deferred tax liability, net	1,365	692
Total long-term liabilities	81,546	81,271

Stockholders' equity:
Total stockholders' equity	132,354	94,261
Total liabilities and stockholders' equity	$318,106	$259,473

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
(in thousands of dollars)	2021	2020
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$104,191	$82,646
Foreign exchange gain, net	15,643	12,296
Other income	873	652
Total revenues	$120,707	$95,594

Operating expenses:
Service charges from agents and banks	81,416	63,904
Salaries and benefits	10,859	8,084
Other selling, general and administrative expenses	9,966	6,336
Depreciation and amortization	2,362	2,698
Total operating expenses	104,603	81,022

Operating income	16,104	14,572

Interest expense	968	1,530

Income before income taxes	15,136	13,042

Income tax provision	3,629	3,544

Net income	$11,507	$9,498

Earnings per common share:
Basic	$0.30	$0.25
Diluted	$0.29	$0.25

Weighted-average common shares outstanding:
Basic	38,647,931	38,050,610
Diluted	39,336,051	38,652,707

Reconciliation from Net income to Adjusted Net income

	Three Months Ended September 30,
(in thousands of dollars)	2021	2020

	(Unaudited)
Net income	$11,507	$9,498

Adjusted for:
Share-based compensation (a)	1,112	801
Offering costs (b)	-	479
TCPA settlement (c)	-	12
Loss on bank closures (d)	2,000	252
Other charges and expenses (e)	1,300	282
Amortization of certain intangibles (f)	1,264	1,710
Income tax benefit related to adjustments (g)	(1,514)	(822)
Adjusted net income	$15,669	$12,212

Adjusted earnings per common share
Basic	$0.41	$0.32
Diluted	$0.40	$0.32

(a)	Equity awards were granted to employees and independent directors of the Company.

(b)	Represents expenses incurred for professional and legal fees in connection with secondary offerings of the Company’s common stock.

(c)	Represents legal fees for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.

(d)	Represents two separate losses during the three months ended September 30, 2021 and 2020, respectively related to the closure of financial institutions in Mexico.

(e)
Represents primarily loss on disposal of fixed assets, including a write-off of software development expenditures in an amount of $1.0 million in the three months ended September 30, 2021 and foreign currency (gains) losses.

(f)	Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.

(g)
Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from Net income to Adjusted EBITDA

	Three Months Ended September 30,
(in thousands of dollars)	2021	2020
	(Unaudited)

Net income	$11,507	$9,498

Adjusted for:
Interest expense	968	1,530
Income tax provision	3,629	3,544
Depreciation and amortization	2,362	2,698
EBITDA	18,466	17,270
Share-based compensation (a)	1,112	801
Offering costs (b)	-	479
TCPA settlement (c)	-	12
Loss on bank closures (d)	2,000	252
Other charges and expenses (e)	1,300	282
Adjusted EBITDA	$22,878	$19,096

(a)	Equity awards were granted to employees and independent directors of the Company.

(b)	Represents expenses incurred for professional and legal fees in connection with secondary offerings of the Company’s common stock.

(c)	Represents legal fees for the settlement of a class action lawsuit related to the Telephone Consumer Protection Act.

(d)	Represents two separate losses during the three months ended September 30, 2021 and 2020, respectively related to the closure of financial institutions in Mexico.

(e)
Represents primarily loss on disposal of fixed assets, including a write-off of software development expenditures in an amount of $1.0 million in the three months ended September 30, 2021 and foreign currency (gains) losses.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended September 30,
	2021	2020
	(Unaudited)
GAAP Basic Earnings per Share	$0.30	$0.25
Adjusted for:
Share-based compensation	0.03	0.02
Offering costs	-	0.01
TCPA settlement	-	NM
Loss on bank closures	0.05	0.01
Other charges and expenses	0.03	0.01
Amortization of certain intangibles	0.03	0.04
Income tax benefit related to adjustments	(0.04)	(0.02)
Non-GAAP Adjusted Basic Earnings per Share	$0.41	$0.32

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended September 30,
	2021	2020
	(Unaudited)
GAAP Diluted Earnings per Share	$0.29	$0.25
Adjusted for:
Share-based compensation	0.03	0.02
Offering costs	-	0.01
TCPA settlement	-	NM
Loss on bank closures	0.05	0.01
Other charges and expenses	0.03	0.01
Amortization of certain intangibles	0.03	0.04
Income tax benefit related to adjustments	(0.04)	(0.02)
Non-GAAP Adjusted Diluted Earnings per Share	$0.40	$0.32

NM—Amount is not meaningful

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended September 30,
	2021	2020
	(Unaudited)
Net Income Margin	9.5%	9.9%
Adjusted for:
Interest expense	0.8%	1.6%
Income tax provision	3.0%	3.7%
Depreciation and amortization	2.0%	2.8%
EBITDA	15.3%	18.1%
Share-based compensation	0.9%	0.8%
Offering costs	0.0%	0.5%
TCPA settlement	0.0%	0.0%
Loss on bank closures	1.7%	0.3%
Other charges and expenses	1.1%	0.3%
Adjusted EBITDA Margin	19.0%	20.0%

The table above may contain slight summation differences due to rounding